UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	000-52748	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana	70401
(Address of principal executive offices)	(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DOCUMENTS INCORPORATED BY REFERENCE:

(1) Proxy Statement for the 2013 Annual Meeting of Stockholders of the Registrant.

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of First Guaranty Bancshares, Inc. held May 17, 2013, the following matters were voted upon:

a) Election of the following nominees as directors, with votes "for" and "withheld", as well as broker non-votes, as follows:

Director	Votes “For”	Votes “Withheld”	Broker Non-votes

William K. Hood	4,381,431	72,968	-0-

Alton B. Lewis, Jr.	4,381,393	73,006	-0-

Marshall T. Reynolds	4,381,393	73,006	-0-

Glenda B. Glover	4,381,431	72,968	-0-

b) An advisory, non-binding vote with respect to our executive compensation as described in the Proxy Statement.

Votes “For”	Votes "Against"	Votes “Withheld”	Broker Non-votes

4,277,696	70,028	106,685	-0-

c) An advisory, non-binding vote with respect to the frequency of voting on our executive compensation.

One Year	Two Years	Three Years	Abstain

3,829,633	273,355	233,844	117,567

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: May 17, 2013
	By:	/s/Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
Vice Chairman of the Board and
Principal Executive Officer